UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): FEBRUARY 15, 2006



                            WELLCO ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

    NORTH CAROLINA                      1-5555                    56-0769274
(State or other jurisdiction        (Commission                (IRS Employer
       of Incorporation)            File Number)              Identification No.

150 Westwood Circle, P.O. Box 1888, Waynesville, NC                28786
             (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (828) 456-3545

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communication pursuant of Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02         Departure of Directors or Principal Officers, Election of
                  Directors;   Appointment of Principal Officers.

Paragraphs (a) and (b) of Item 502.

David Lutz resigned as a Director, Chairman, Chief Executive Officer, President and Chief Operating Officer of the Company on February 15, 2006. Mr. Lutz has been a Director of the Company since January, 1996 and previously served as a Director from 1984 until 1992. Mr. Lutz has been Chief Executive Officer, President and Chief Operating Officer of the Company since January 1, 2002. He has served as President and Chief Operating Officer and Treasurer of the Company since October 1996. He served as Executive Vice President and Treasurer of the Company from May until October 1996, as Secretary/Treasurer from 1986 until May 1996 and as Controller from 1974 until 1986.

The Company is in the process of negotiating with Mr. Lutz as to the terms of his continuing employment with the Company. The Company will amend this Report to include the terms of Mr. Lutz's continuing employment when a definitive agreement has been reached with Mr. Lutz.

A copy of this Report has been provided to Mr. Lutz. Mr. Lutz has been provided with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Report, and if not, stating the respects in which he does not agree. No such letter has been received by the Company.

Paragraph (c) of Item 502.

Fred K. Webb, Jr. was appointed as Acting President on February 15, 2006. Mr. Webb is a Director of the Company (since January 1996) and He is Vice President of the Company (since February 1999) and is 45 years of age. He previously held the position of Special Projects Manager with the Company (August 1998 until February 1999). Before joining the Company, he was employed as an Accounting Team Leader (since 1995) and Senior Staff Accountant (since 1989) for United Guaranty Corporation (an insurance holding company). He is the nephew of Director Sarah E. Lovelace and the cousin of Director John D. Lovelace. Director Katherine J. Emerson is married to the cousin of Fred K. Webb, Jr.

The Company has not entered into an employment agreement with Mr. Webb.

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Paragraph (c) of Item 502.

George Henson, a Director of the Company, was appointed as Chairman of the Board of Directors. Mr. Henson has been a Director of the Company since November, 2006. Mr. Henson was Operations Senior Vice President at Blue Ridge Paper Products, Inc. from 1999 until 2000. From 2000 until his retirement in 2002, he was President and Chief Executive Officer of Blue Ridge Paper Products, Inc. From 1969 through 1999, he was employed with Weyerhaeuser Company in various engineering and corporate management positions.

Item 8 - Other Events

Item 8.01         Other Events

Chris Castleberry, Executive Vice President of the Company since November 18, 2003, submitted his resignation on February 14, 2005, effective as of March 10 2006, to accept employment with a mechanical and chemical engineering firm in Knoxville, Tennessee. Mr. Castleberry is not a principal officer of the Company.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WELLCO ENTERPRISES, INC., Registrant

                                            /s/ Fred K. Webb
                                            -----------------------------
February 21, 2006                   Fred K. Webb, Jr., Acting President
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